EXHIBIT 32.1


                          CERTIFICATION REQUIRED UNDER
                  SECTION 906 OF THE SARBANES?OXLEY ACT OF 2002

         In connection with the Quarterly Report of Baynon International Corporation on Form 10-QSB for the quarter ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Pasquale Catizone, President of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  October 25, 2006


/s/ PASQUALE CATIZONE
-----------------------------
Pasquale Catizone
President
(Principal Executive Officer)

                                       11